Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Zapata Computing Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	3,491,146(2)	$0.74(3)	$2,583,448.04	$0.00014760	$381.32

Equity	Common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	581,858(4)	$0.74(3)	$430,574.92	$0.00014760	$63.56

Equity	Common stock, $0.0001 par value per share	Rule 457(h)	2,895,697(5)	$2.39(6)	$6,920,715.83	$0.00014760	$1,021.50

Equity	Common stock, $0.0001 par value per share	Rule 457(h)	600,000(7)	$1.23(8)	$738,000.00	$0.00014760	$108.93

Equity	Common stock, $0.0001 par value per share	Rule 457(h)	300,000(7)	$0.841(8)	$252,300.00	$0.00014760	$37.24

Equity	Common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	600,000(9)	$0.74(3)	$444,000.00	$0.00014760	$65.54

Total Offering Amounts					$11,369,038.79		$1,678.09

Total Fee Offsets							—

Net Fee Due							$1,678.09

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the Registrant’s common stock, $0.0001 par value per share (the “Common Stock”), that become issuable under the Registrants 2024 Equity and Incentive Plan (the “2024 EIP”), the Registrant’s 2024 Employee Stock Purchase Plan (the “2024 ESPP”), the Registrant’s 2024 Inducement Stock Incentive Plan (the “2024 Inducement Plan”), the Registrant’s Nonstatutory Stock Option Award Agreements referenced in footnote 7 below, and that are issuable pursuant to stock options granted under the Zapata Computing, Inc. 2018 Stock Incentive Plan (the “2018 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plans described herein.

(2)

Represents shares of Common Stock reserved for issuance under the 2024 EIP. The number of shares reserved and available for issuance under the 2024 EIP will automatically increase each January 1, beginning January 1, 2025, by 5% of the outstanding number of shares of Common Stock on the immediately preceding December 31, or such lesser amount as determined by the plan administrator.

(3)

Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $0.74, the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Market on June 11, 2024, which date is within five business days prior to the filing of this Registration Statement.

(4)

Represents shares of Common Stock reserved for issuance under the 2024 ESPP. The number of shares reserved and available for issuance under the 2024 ESPP will automatically increase each January 1, beginning January 1, 2025, by 1% of the outstanding number of shares of Common Stock on the immediately preceding December 31, or such lesser amount as determined by the plan administrator.

(5)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted under the 2018 Plan. No additional stock awards will be granted under the 2018 Plan.
(6)

Such shares are issuable upon the vesting and exercise of outstanding stock options with a fixed exercise price. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the weighted-average exercise price for outstanding options granted pursuant to the 2018 Plan.

(7)

Represents shares of common stock reserved for issuance upon the vesting and exercise of a nonstatutory stock option granted as an inducement award by the Registrant to an employee under a Nonstatutory Stock Option Award Agreement in accordance with Nasdaq Listing Rule 5635(c)(4).

(8)

Such shares are issuable upon the vesting and exercise of outstanding stock options with a fixed exercise price. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the option may be exercised.

(9)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted under the 2024 Inducement Plan.